                                                                     EXHIBIT r.1


                               NUVEEN MUTUAL FUNDS
                     NUVEEN CLOSED-END EXCHANGE-TRADED FUNDS
                              NUVEEN ADVISORY CORP.
                       NUVEEN INSTITUTIONAL ADVISORY CORP.
                          NUVEEN ASSET MANAGEMENT INC.
                         NUVEEN INVESTMENT ADVISERS INC.
               NUVEEN INVESTMENTS INSTITUTIONAL SERVICES GROUP LLC
                             NUVEEN INVESTMENTS LLC


                                 CODE OF ETHICS
                                       AND
                             REPORTING REQUIREMENTS



LEGAL BACKGROUND

         In accordance with the rules and requirements of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, Nuveen Investments, and each of its affiliated companies, has adopted this Code of Ethics and Reporting Requirements (the "Code") to guard against violations of the standards set forth in the above rules. In addition, the Code establishes guidelines for the conduct of persons who:

         (1) may obtain material non-public information concerning securities held by or considered for purchase or sale by any series of Nuveen-sponsored registered managed funds (open-end and closed-end funds), Nuveen defined portfolios (unit investment trusts) and any managed accounts to which Nuveen Advisory Corp., Nuveen Institutional Advisory Corp. and Nuveen Asset Management Inc., act as investment advisers; or

         (2) may make any recommendation or participate in the determination of which recommendation shall be made concerning the purchase or sale of any securities by a Nuveen managed fund, defined portfolio or managed account. Persons subject to this Code are also subject to Nuveen's Policies and Procedures Designed to Prevent Insider Trading.


I.       PURPOSE OF THE CODE

         A. The Code establishes guidelines for Nuveen employees, officers, directors and members of their immediate families (with the exception of those dual employees of Nuveen Institutional Advisory Corp. and Symphony Asset Management who




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


         are subject to the Symphony Asset Management Code of Ethics) in the conduct of their personal investments and is designed to:

            - forbid transactions that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as front-running;

            - forbid transactions in Nuveen open-end fund shares, whether held in a taxable account or in a 401(k) or other tax deferred plan, that violate the fund's long-standing polices restricting frequent purchases and redemptions of fund shares;

            - avoid situations where Nuveen employees, officers, directors or members of their immediate family, and any Nuveen managed fund, defined portfolio or managed account, had personally benefited, or appeared to benefit, at the expense of a managed fund, defined portfolio or managed account shareholder or client, or taken inappropriate advantage of their fiduciary positions; and

            - prevent, as well as detect, the misuse of material, non-public information.


         B. Employees, officers and directors should be aware that Nuveen's reputation could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties we owe to Nuveen's managed funds, defined portfolios and managed accounts. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny transactions which show a pattern of abuse of the individual's fiduciary duties to a managed fund, defined portfolio or managed account. In addition, a violation of the general principles of the Code may subject an individual to sanctions.



II.      Definitions

         "Access Person" -- You are an Access Person if your job normally involves any of the following:


              o The purchase or sale of "Covered Securities" (as defined below) for Nuveen managed funds, defined portfolios or managed accounts.

              o In connection with your regular functions or duties, you make, participate in, or obtain information regarding the purchase or sale of Covered Securities by a managed fund, defined portfolio or managed account, or your functions relate to the making of any recommendations with respect to the purchases or sale of such Covered Securities.

              o You have access to information regarding the purchase or sale of Covered Securities for managed funds, defined portfolios or managed accounts.








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


              In addition, you are an Access Person if you are any of the following:

              o A president, vice president or director of Nuveen Advisory Corp., Nuveen Institutional Advisory Corp., Nuveen Asset Management, Nuveen Investment Advisors and Nuveen Investments Institutional Services Group LLC.

              o "Investment Personnel" or a "Portfolio Manager" as defined below.

    (NOTE: A list of persons deemed to be Access Persons of the various entities subject to this Code is attached as Exhibit A)

         2. "Investment Personnel" -- Investment Personnel are portfolio managers, financial analysts, investment analysts, traders and other employees of Nuveen Advisory Corp., Nuveen Institutional Advisory Corp., Nuveen Asset Management Inc or Nuveen Investments, LLC who provide information or advice to a portfolio management team or who execute or help execute the portfolio management team's decisions. Investment Personnel are also deemed Access Persons by definition.

         3. "Portfolio Manager" -- Portfolio Managers are those employees of Nuveen Advisory Corp., Nuveen Institutional Advisory Corp., Nuveen Asset Management Inc. or Nuveen Investments, LLC entrusted with direct responsibility and authority to make investment decisions affecting a managed fund, defined portfolio or managed account. Portfolio Managers are also deemed Investment Personnel and Access Persons by definition.

         4. "Interested Director" -- An Interested Director of a fund is a director who has a material business relationship or professional relationship with a managed fund, investment adviser or underwriter of the fund. Generally, Interested Directors are those that are employed by any one of the above entities. (See Investment Company Act, Section 2(a)(19).)

         5. "Covered Security" -- A Covered Security is any stock, bond, debenture, evidence of indebtedness or in general any other instrument defined as a security in Section 2(a)(36) of the Investment Company Act of 1940 except that it does not include:

                  1) Direct obligation of the Government of the United States or of agencies of the U.S. Government that are backed by the full faith and credit of the U.S. Government;

                  2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  3) Shares issued by open-end investment companies, other than Nuveen sponsored open-end investment companies.




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

         6. "Purchase or Sale" -- includes any transaction in which a beneficial interest in a security is acquired or disposed of, including, but not limited to, the writing of an option to purchase or sell a security.

         7.   "Beneficial Ownership"

              1) Generally: Beneficial Owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in a security. The term pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. (Rule 16a-1(a)(2) under the Securities Exchange Act of
              1934)

              The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of Beneficial Ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in, or "ownership" of securities.

              2) Family Holdings: As a general rule, you are regarded as the Beneficial Owner of securities not only in your name but held in the name of members of your Immediate Family.

                  Immediate Family includes:

                  o   your spouse or domestic partner;

                  o your child or other relative who shares your home or, although not living in your home, is economically dependent upon you; or

                  o any other person if you obtain from such securities benefits substantially similar to those of ownership.


              3) Partnership and Corporate Holdings: A general partner of a general or limited partnership will generally be deemed to Beneficially Own securities held by the partnership, so long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to Beneficially Own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company", the corporation's holdings of securities will be attributable to you.

              4) Investment Clubs: You are deemed to Beneficially Own securities held by an investment club of which you or a member of your Immediate Family (as defined above) is a member.

              5) Trusts: You are deemed to Beneficially Own securities held in trust if any of the following is true:
              -- You are a trustee and either you or members of your Immediate Family (as defined above) have a monetary interest in the trust, whether as to principal or income;
              -- You have a vested beneficial interest in the trust; or -- You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries. See Rule 16a-1(a)(2) under the Securities Exchange Act of 1934)


              Securities Deemed not to be "Beneficially Owned"

              Beneficial Ownership does not include:

              - securities held in the portfolio of a registered investment company solely by reason of an individual's ownership of shares or units of such registered investment company;

              - securities purchased via an automatic dividend reinvestment plan;

              -   securities purchased via a rights of accumulation plan;

              - securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan. However, your participation in a pension or retirement plan is considered Beneficial Ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

         8. "Security Held or to be Acquired" by a managed fund, defined portfolio or managed account means:

              1.  Any Covered Security which, within the most recent 15 days:

                           a) is or has been held by the managed fund, defined
                              portfolio or managed account; or

                           b) is being or has been considered by the managed
                              fund, defined portfolio or managed account; and

         2. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.


III.     Exempted Transactions (applicable to all employees)

         The trading prohibitions or restrictions listed in Section IV below of this Code shall not apply to the following transactions:

         A. Purchases or redemptions of shares of investment companies from sponsors other than Nuveen.

         B. Purchases or sales of direct obligations of the U.S. Government or Government agencies; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

         C. Purchases or sales effected in any account over which the party has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Employees will be assumed to have influence or control over transactions in managed accounts they Beneficially Own unless they have certified otherwise in their Initial Holdings, Quarterly Transaction and Annual Holdings Reports.

         D. Purchases or sales that are non-volitional on the part of either the individual involved or a managed fund or managed account client, for example, securities obtained through inheritance or gift.

         E. Purchases which are part of an automatic dividend reinvestment plan or similar automatic periodic investment process or when issued pro rata to all holders of a class of securities, such as stock splits, stock dividends or the exercise of rights, warrants or tender offers. However, these transactions should be reported by Access Persons in their Quarterly Transaction and Annual Holdings reports once acknowledgement of the transaction is received.


         NOTE: The fiduciary principles set forth in Section I apply to all of the above-described transactions.


IV.      Prohibited or Restricted Purchases and Sales

         A.       All Nuveen Employees

                  1. Prohibition of purchases of IPOs. No employee may purchase any securities in an initial public offering (IPO) other than an offering of municipal securities or U.S. Government securities.

                  2. Pre-clearance of certain transactions. Unless previously pre-cleared in the manner described in Section VI below, no employee may purchase or sell the following securities for his or her own account or for any account in which he or she has any Beneficial Ownership:

                      (a)  securities offered in a private placement; or
                      (b)  securities of Nuveen Investments, LLC (JNC).




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
         B.   Access Persons (including Portfolio Managers and Investment
              Personnel)

              In addition to the requirements set out in paragraph A above, Access Persons of the types specified in each paragraph are subject to the following additional requirements:

              1. No Trades When A Managed Fund or Managed Account has Pending "Buy" or "Sell" Order.

                  No Portfolio Manager or Investment Personnel shall execute a securities transaction on a day during which a managed fund or managed account of a type identified on Exhibit A has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. No other Access Person shall execute a securities transaction on a day during which a managed fund or managed account has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn, if that person knows, or reasonably should have known, an order is pending. The preceding two sentences do not apply to securities transactions involving a security held by a managed fund or managed account and invested and managed under a sub-advisory agreement unless the person has actual knowledge that the fund or account has a pending "buy" or "sell" order involving such security.

              2. No Trades within Seven Days of Managed Fund or Managed Account Trades.

                  No Portfolio Manager or Investment Personnel of a managed fund or managed account may purchase or sell any security within seven calendar days before or after the managed fund or managed account of a type identified on Exhibit A for that individual trades or considers to purchase or sell such security. This prohibition does not apply to securities that are invested or managed under a sub-advisory agreement unless the person has actual knowledge that the fund or account has traded or is considering a trade involving such security.

              3. Pre-clearance of Trades in Securities Identified as Eligible for Purchase.

                  Portfolio Managers and Investment Personnel of Nuveen managed funds and managed accounts must pre-clear, prior to purchase or sale, fixed-income and equity securities identified as eligible for purchase or sale for a fund or product for which they individually have some significant responsibility.

                  4.       Profits on Purchases and Sales within 60 Days.

                           Portfolio Managers and Investment Personnel may not profit as a result of a purchase and sale, or sale and purchase, within a period of 60 calendar days, of the same (or equivalent) security, if such security is held by a managed fund or managed account for which they individually have some significant responsibility.


         C.   Section 16 Persons of Nuveen Exchange-Traded Funds

              Those persons who, by reason of their position with a Nuveen-sponsored exchange-traded fund are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, must pre-clear all trades in any exchange-traded fund for which they serve as a Section 16 officer or director.


         D.   Non-Interested Fund Directors

              Non-interested directors (as defined in the Investment Company Act of 1940) of the Funds are:

              o permitted to purchase or sell securities in IPOs and private placements;

              o prohibited from purchasing securities of Nuveen Investments, LLC (JNC) or its parent, The St. Paul Companies; and

              o subject to the pre-clearance requirements of Section VI below regarding purchases or sales of 1) equity securities with public equity market capitalization less than $1 billion, if such director has actual knowledge that such securities are being considered for purchase or sale by a Fund; and 2) shares of a Nuveen-sponsored exchange-traded fund for which they serve as a director or trustee.


V.       Additional Prohibited Activities

         A.   Acceptance of Gifts:

              Nuveen employees should not accept any gift from any person or entity that does business with or on behalf of a managed fund, defined portfolio or managed account. For purposes of this prohibition, "gift" has the same meaning as that expressed in Rule 2830 of the National Association of

              Securities Dealers Conduct Rules. Therefore, a gift may not have a market value of more than $100. Employees are not prohibited from accepting non-cash compensation in the way of entertainment, including meals and tickets to cultural and sporting events within certain limits. Please refer to Nuveen's policies and procedures located on the Compliance website for more information concerning the receipt of cash and non-cash compensation.


         B.   Service as Directors:

              Access Persons are prohibited from serving on boards of directors of publicly traded companies absent prior authorization from an attorney in the Legal Department based upon a determination that the board service would be consistent with the interests of defined portfolios, managed funds or managed accounts. Access Persons who receive authorization to serve as board members must be isolated through "Chinese Wall" procedures from those investment personnel making investment decisions regarding securities issued by the entity involved.


VI.      Pre-Clearance of Securities Transactions

         A.   In General:

                  As noted in Section IV above, certain securities transactions require pre-clearance prior to purchase or sale, or prior to the placement or rescission of a self-executing order. The affected individual may obtain pre-clearance from Ginny Johnson, Diane Meggs or Lisa Crossley. The request for pre-clearance may be made orally or in writing via e-mail. Requests for pre-clearance must include the following information:

                  o   issue name;

                  o   ticker symbol or CUSIP number;

                  o   type of security (bond, stock, note, etc.);

                  o   maximum expected dollar amount of proposed transaction;

                  o nature of the transaction (purchase, sale or self-executing order)

              The employee pre-clearing the transaction will make note of the outcome via e-mail. The affected individual will have one business day to execute an approved transaction at market, or to place or cancel a self-executing order. Failure to execute the approved transaction within one business day will require the person to re-submit their pre-clearance request as described above. The automatic execution of an order does not require additional pre-clearance.

         B.   Private Placements:

              Requests from employees for approval to purchase securities offered in a private placement must be submitted in writing to an attorney in the Legal Department prior to placing an order to purchase the securities. Unless specifically exempt under section III above, no such transaction may be effected without prior clearance. The attorney reviewing the transaction will take into account, among other factors, whether the investment opportunity should be reserved for a defined portfolio, managed fund or managed account and whether the opportunity is being offered to an individual by virtue of his or her position.

         C.   JNC Stock:

              Employees and directors must pre-clear all market transactions, this includes Nuveen's 401K/Profit Sharing Plan, in JNC stock with an attorney in the Legal Department. The following procedures also apply:

                  1. Blackout period. Employees may not engage in market transactions in JNC stock during the period from the fifth business day of any calendar quarter until two full business days have passed following the public release of earnings for the prior quarter, or during any other announced blackout period. Persons subject to Section 16 of the Securities Exchange Act of 1934 are subject to certain additional blackout periods. This prohibition does not apply to non market transactions such as the exercise of JNC stock options through the delivery (constructive or otherwise) of previously owned JNC stock to pay the exercise price and tax withholding.

                  2. Short-term trading. Employees may not engage in short-term trading activity in JNC stock. Jumping in and out of the market may create the appearance of insider trading.

                  3. Options and short selling. Employees may not engage in option transactions related to JNC stock (other than JNC-issued options), and may not engage in any transactions where they would profit if the value of JNC shares fell, such as short sales.

                  4. Encouraging others' trades. No employee should in any way encourage others to engage in transactions in which the employee him- or herself cannot engage.

  VII.   Reporting Requirements

         A.       All Employees:



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                  All employees must instruct their broker-dealer to send
                  duplicate confirmations and copies of periodic statements (quarterly reports) of all securities transactions in their accounts, with the exception of those transactions exempt under Section III.

                  Confirms and periodic statements for accounts holding shares of Nuveen sponsored open-end funds are to be provided to the Compliance Department with the exception of fund shares purchased directly with Nuveen, shares purchased via payroll deduction, shares purchased by a systematic purchase plan in Nuveen Investments Employees' 401(k)/Profit Sharing Plan or shares purchased pursuant to an automatic dividend reinvestment plan.

                  A form of letter of instruction for broker-dealers to direct the duplicate confirmation is attached as Exhibit B, or may be obtained from the designated paralegal (currently, Ginny Johnson) in the Compliance Department.

                           Please note that a "broker-dealer" includes both of the following:

                           A broker or dealer with whom a securities brokerage account is maintained in the employee's name; AND

                           A broker or dealer who maintains an account for a person whose trades an employee must report as a Beneficial Owner of the securities.


         B.       Additional Requirements for Nuveen Access Persons:


                  1.  Initial Holdings Reports --

                      Each Access Person must provide an Initial Holdings Report to the Compliance Department listing all securities Beneficially Owned by the Access Person no later than 10 days after he or she becomes an Access Person.

                      The Initial Holdings Report must include the following information:

                      o list of all securities accounts (including those accounts which hold shares of Nuveen sponsored open-end investment companies.) maintained with a broker, dealer or bank;


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

                      o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section III above ;

                      o   the number of shares held in each security; and

                      o the principal amount (dollar value of initial investment) of each security Beneficially Owned.

                  A sample copy is attached as Exhibit C.

                  2.  Quarterly Securities Transaction Reports --

                      Each Access Person is responsible for reporting to the Compliance Department quarterly all securities purchased or sold in any account in which the Access Person has direct or indirect Beneficial Ownership. This quarterly reporting can be either in the form of broker, dealer or bank statements, or in the form of a Quarterly Securities Transaction Report, and must be received by the Compliance Department within 10 days after the end of each calendar quarter. A form of Quarterly Transaction Report is sent to all Access Persons by the designated paralegal (currently, Ginny Johnson) in the Compliance Department. If you are an Access Person and did not receive a Quarterly Transaction Report, it is your responsibility to obtain it from Compliance. The Quarterly Transaction Report must contain the following information:

                      o the date of each transaction, the description and number of shares, and the principal amount of each security involved;

                      o the nature of each transaction, that is, purchase, sale or any other type of acquisition or disposition;

                      o   the transaction price for each transaction; AND

                      o the name of the broker, dealer or bank through whom each transaction was effected.

                  A sample copy is attached as Exhibit D.

                  3.  Annual Holdings Reports --

                      In addition to the Initial Holdings Report and Quarterly Securities Transaction Reports, each Access Person is required to file an Annual Holdings Report with the Compliance Department. Such reports must be filed within 30 days after December 31st.

                      The Annual Holdings Report must contain the following information:

                      o A list of all securities accounts (including those accounts which hold shares of Nuveen sponsored open-end investment companies.) maintained with a broker, dealer or bank;

                      o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities described in Section III above;

                      o    the number of shares held in each security; and

                      o the principal amount (dollar value of initial investment) of each security Beneficially Owned.

                  A sample copy is attached as Exhibit E.

         C.       Securities Transaction Reports of "Non-interested Directors":

                  Non-interested Directors of a Fund need only report a personal securities transaction if such Director, at the time of that transaction, knew that during the 15-day period immediately preceding or subsequent to the date of the transaction by the Director, such security was purchased or sold by a Fund or was being considered for purchase or sale by a Fund. Non-interested Directors must report securities transactions meeting the requirements of the paragraph above within 10 days after the end of each calendar quarter. Such reports should be forwarded to the designated paralegal (currently, Ginny Johnson) in the Compliance Department for review.


VIII.  Sanctions for Violation of the Code

         Nuveen employees may be subject to sanctions for violations of the specific provisions or the general principles provided by the Code. Violations will be reviewed and sanctions determined by the General Counsel and the Director of Compliance.

         A.   Sanctions which may be imposed include:

              o formal warning;

              o restriction of trading privileges;

              o disgorgement of trading profits;

              o fines; AND/OR

              o suspension or termination of employment.

         B.   Sanction Factors:

              The factors that may be considered when determining the appropriate sanctions include, but are not limited to:

              o   the harm to a Fund's or client's interest;

              o   the extent of unjust enrichment;

              o   the frequency of occurrence;

              o the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund, investment adviser or underwriter;

              o   the degree of perception of a conflict of interest;

              o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

              o the level of accurate, honest and timely cooperation from the person subject to the Code.

IX.      Annual Certification of Compliance with the Code

              As a condition of employment, all Access Persons will be asked to certify annually that they:

              o   have read and understood the Code;

              o   agree that they are legally bound by it;

              o   have complied and will comply with its requirements; and

              o have reported all personal securities transactions required to be disclosed.

              A sample copy of the certification is attached as Exhibit F.


X.       Additional Procedures

         A. The Compliance Department shall review the reports, statements and confirms received and compare them with the pre-clearance authorization provided and report any trading or reporting violations to fund management.

         B. Fund management, at least once a year, must provide the fund boards of directors with a written report that:

                  1) describes issues that arose during the previous year under the Code or procedures applicable to the Code, including, but not limited to, information about material Code or procedures violations and sanctions imposed in response to those material violations and

                  2) certifies to the fund boards of directors that the funds and their affiliated investment advisers and underwriters have adopted procedures reasonably necessary to prevent their employees from violating the Code.

         C. This Code, a copy of employee and internal reports hereunder, and a list of all persons required to make reports hereunder shall be preserved with the records of the fund or investment adviser for the periods required by Rule 17j-1(f) of the Investment Company Act of 1940 or Rule 204-2 under the Investment Advisers Act of 1940.


December, 2003

                                    EXHIBIT A

                              NUVEEN ACCESS PERSONS


Key:

DP - Defined Portfolio
MF - Mutual Fund
NAM - NAM
RAM- Rittenhouse Asset Management, Inc.
NWQ -- NWQ Investment Management Company, LLC

                                    ACCESS
                                -------------
                                    PERSON              INVESTMENT     PORTFOLIO
                                ------------------------------------------------
                                     ONLY               PERSON         MANAGER
                                ------------------------------------------------
William Adams                       DP,MF
David Altshuler                     MF
John P. Amboian                     All
Glen Anderson                       DP
Julia Antonatos                     MF
Cedric Antosiewicz                  MF
Gary Baker                          DP
Paul Berejnoi                                           MF
Alan G. Berkshire                   All
Thomas Berry                        DP, NAM
David Blair                                             MF
Paul L. Brennan                                                        MF
Alan Brown                          DP, MF, NAM
Robert Burke                        NAM,MF,
Ron Buttarazzi                                          DP
Stephen Candido                     DP
Travis Clanahan                     All
Daniel J. Close                     MF
John Creswell                       NAM,MF
Francesco Cristiano                 NAM
Lisa Crossley                       All
Pete D'Arrigo                       MF
Mike Davern                         NAM
Karen Davern                                                           MF
Susan DeSanto                       MF
Martin J. Doyle                                                        NAM
John Dragstrem                      MF,DP,NAM
Jessica Droeger                     DP, MF

David Dunton                        RAM
Brian Engel                         RAM, NWQ
Christopher P. Fama                                                    NAM
Lorna Ferguson                      MF
William Fitzgerald                                      NAM            MF
Andrew Folland                      DP, NAM
Eric Fox                            MF
Stephen D. Foy                      MF
J. Thomas Futrell                                                      MF
John W. Gambla                                          NAM
Sanjuanita Gonzalez                 MF
Cadmus M. Hicks                                         NAM
Mieke Holkeboer                     MF
Louis A. Holland, Jr.               MF, NAM, RAM
Ginny Johnson                       All
Evan Kallberg                                           NAM
Walter Kelly                        MF
Steven J. Krupa                                                        MF
Joseph Kupferschmidt                MF,RAM, NWQ
Dave Lamb                           DP, MF, NAM
Alexandra Levin                     MF
Erich G. Lindeman                   DP
John Louko                          MF, NWQ
James MacPherson                    MF
Larry W. Martin                     NAM,MF,RAM,NWQ
Diane Meggs                         NAM,MF,RAM,NWQ
Bill Meyers
John V. Miller                                                         MF
Kelly Mullen                        NAM
Edward F. Neild, IV                 All
John A. Nersesian                   NAM,MF
Thomas C. O'Brien                   MF
William O'Brien                     DP
Thomas J. O'Shaughnessy                                                MF
Judith Pearce                       NAM,MF
Sue Perozzi                         MF,NWQ,RAM
Fran Potter                         NAM,MF
Marilyn Rinaldi                                         MF
Scott R. Romans                                         MF
Michael S. Rosenthal                                    MF
Jeff Rosser                         NAM,MF
Timothy R. Schwertfeger             All
Brenda J. Shaver                    MF
Michael Sheyker                     DP
Shari L. Sikes                      MF
Daniel Solender                                                        MF

Thomas C. Spalding, Jr.                                                MF
Cathryn Steeves                                         MF
Mike Thoms                          DP
Raya Townsend                       MF
Terry Trim                                              MF
Grant Unterberg                     DP
Sundeep Vera                        RAM,NWQ
James Wesner                                            MF
John Wilhelm                        MF
Allen J. Williamson                 MF, NAM,RAM
Margaret Wilson                     NAM,MF
Veronica Witty                      MF
Gifford R. Zimmerman                DP, MF, NAM
Jam Zovein                          RAM, NWQ


               RITTENHOUSE ACCESS PERSONS SUBJECT TO NUVEEN'S CODE

Charles Anton                       NAM,MF,RAM
Patricia Baxter                     NAM,MF,RAM
Jennifer Bixler                     NAM,MF,RAM
Chris Boeker                        NAM,MF,RAM
Eric Brazinski                      RAM
Stephanie Bream                     NAM,MF,RAM
John Brogan                         NAM,MF,RAM
Lisa Curcio                         NAM,MF,RAM
Edward DeArcos                      NAM,MF,RAM
Kathy Edgett                        NAM,MF,RAM
Anthony Eichler                     NAM,MF,RAM
Lisa George                         NAM,MF,RAM
Jean Hammitt                        NAM,MF,RAM
Michael Lewers                      NAM,MF,RAM
Daniel Linehan                      NAM,MF,RAM
Laura Loeper                        NAM,MF,RAM
John MacGregor                      RAM
Marion Metzbower                    NAM,MF,RAM
Adrienne Moore                      NAM,MF,RAM
Melissa Morrow                      NAM,MF,RAM
Brendan A. O'Neill                  NAM,MF,RAM
Ivan Pabon                          RAM
Eileen Paul                         NAM,MF,RAM
David Powell                        NAM,MF,RAM
Carolyn Quinn                       NAM,MF,RAM
Francie Rosato                      NAM,MF,RAM
Carrie Schaaf                       NAM,MF,RAM
James Shannon                       NAM,MF,RAM

Patrice Shute                       NAM,MF,RAM
Trevor Smallwood                    NAM,MF,RAM
Craig Snyder                        NAM,MF,RAM
Thomas Steiger                      NAM,MF,RAM
Eric Sutherland                     NAM,MF,RAM



List updated 12/03

                                    EXHIBIT B


                 FORM OF LETTER OF INSTRUCTION TO BROKER-DEALERS



Date ___________________:




(Broker Name and Address)



Subject:          Account # ______________________




Nuveen Investments, my employer, is a registered investment company. You are therefore requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account(s) to:

                  Nuveen Investments
                  333 W. Wacker Drive
                  Chicago, Illinois  60606
                  Attention: Compliance Department

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Lisa Crossley, Director of Compliance, at 312-917-7854.


Sincerely,




(Nuveen Employee)




cc:      Ginny Johnson, Compliance Department

                                    EXHIBIT C


                             INITIAL HOLDINGS REPORT



Pursuant to the Nuveen Code of Ethics and Reporting Requirements (the "Code"), each Access Person is required to disclose all personal securities holdings for which he/she has direct or indirect Beneficial Ownership (as defined in the Code), no later than 10 days after becoming a Nuveen employee.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.


                                       Number of                                                       Nature of
                                       Shares or        Dollar Amount         Broker/Dealer/          Transaction
                     Date of           Principal              of               Bank through            (Purchase
   Security        Transaction          Amount           Transaction           Whom Effected         Sale, Other)      Price
   --------        -----------          ------           -----------           -------------         ------------      -----

















                  Print Name:       ________________________________________

                  Signature:        ________________________________________

                  Date:             ________________________________________

                                    EXHIBIT D
                                  (Page 1 of 2)

                     Personal Securities Transaction Report

              For the Calendar Quarter Ended _____________________

To:           Access Persons

From:         Lisa Crossley
              Director of Compliance

Nuveen's Code of Ethics and Reporting Requirements (the "Code") requires you, as an Access Person, to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own (as defined in the Code).

Please note that transactions on your brokerage statements provided to the Nuveen Compliance Department do not need to be separately reported by you each quarter. As long as the Compliance Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.

         Please complete the form and return it to the Compliance Department no later than 10 days after the quarter end.

[ ] I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to Nuveen's Compliance Department and that I have had no other reportable transactions. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR ANY MEMBER OF MY IMMEDIATE FAMILY (AS DEFINED IN THE "CODE") HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.


Signature________________________________        Date_________________________

Print Name_______________________________


[ ] I hereby represent that certain personal securities transactions that took place during the prior calendar quarter are not reflected in the monthly statements of the brokerage accounts and that I have listed such transactions on the attached Personal Securities Transaction Report. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR ANY MEMBER OF MY IMMEDIATE FAMILY (AS DEFINED IN THE "CODE") HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.


Signature________________________________        Date_________________________

Print Name_______________________________

                                    EXHIBIT D
                                  (Page 2 of 2)


                     Personal Securities Transaction Report

              For the Calendar Quarter Ended
                                             ---------------------

           Transactions Not Reported on Brokerage Statements/Confirms
                              Provided to Nuveen.

           During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Nuveen Code of Ethics and Reporting Requirements (the "Code")), and which are required to be reported pursuant to the Code.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.


                                          Number of                                                    Nature of
                                          Shares or        Dollar Amount       Broker/Dealer/         Transaction
                       Date of            Principal              of             Bank through           (Purchase
    Security         Transaction           Amount           Transaction         Whom Effected        Sale, Other)      Price
    --------         -----------           ------           -----------         -------------        ------------      -----










                  Print Name:
                                    ----------------------------------------
                  Signature:
                                    ----------------------------------------
                  Date:
                                    ----------------------------------------

                                    EXHIBIT E

                             ANNUAL HOLDINGS REPORT



Attached to this Report are brokerage statements describing all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Nuveen Code of Ethics and Reporting Requirements (the "Code")) as of December 31, ________.

In addition, during the year ended December 31, _______, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Code), and which are required to be reported pursuant to the Code and do not appear on the attached statements.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.



                                          Number of                                                     Nature of
                                          Shares or        Dollar Amount        Broker/Dealer/         Transaction
                       Date of            Principal              of              Bank through           (Purchase
    Security         Transaction           Amount           Transaction          Whom Effected        Sale, Other)     Price
    --------         -----------           ------           -----------          -------------        ------------     -----













                  Print Name:
                                    ----------------------------------------
                  Signature:
                                    ----------------------------------------
                  Date:
                                    ----------------------------------------

                                    EXHIBIT F

                       ANNUAL CERTIFICATION OF COMPLIANCE
                 WITH CODE OF ETHICS AND REPORTING REQUIREMENTS




         I certify that I have read and understood Nuveen's Code of Ethics and Reporting Requirements (the "Code"), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

         I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

         Since the date of my last Annual Certification (if any) given pursuant to the Code, I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with Nuveen.








                  Print Name:       ________________________________________

                  Signature:        ________________________________________

                  Date:             ________________________________________

                                    EXHIBIT G

                       INITIAL CERTIFICATION OF COMPLIANCE
                 WITH CODE OF ETHICS AND REPORTING REQUIREMENTS




         I certify that I have read and understood Nuveen's Code of Ethics and Reporting Requirements (the "Code"), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

         I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

         I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with Nuveen.







                  Print Name:       ________________________________________

                  Signature:        ________________________________________

                  Date:             ________________________________________